QEP RESOURCES ANNOUNCES SALE OF ITS MIDSTREAM BUSINESS TO TESORO LOGISTICS LP FOR $2.5 BILLION

DENVER, Colorado - October 19, 2014 - QEP Resources, Inc. (NYSE: QEP, “QEP” or the “Company”) announced today that its wholly owned subsidiary, QEP Field Services Company (“Field Services”), has entered into a definitive agreement to sell its midstream business, including the Company's ownership interest in QEP Midstream Partners, LP (NYSE:QEPM, “QEPM”)), to Tesoro Logistics LP in an all cash transaction valued at $2.5 billion, including $230 million to refinance debt at QEPM. QEP will retain ownership of Field Services’ Haynesville Gathering System.

The decision to sell the midstream business is a result of the Company’s ongoing review of strategic alternatives to maximize shareholder value. After careful consideration of various potential transaction alternatives, QEP’s Board of Directors, in consultation with its financial advisors, unanimously determined that the outright sale of the midstream business for cash is the best course to achieve the highest value for QEP shareholders.
“This transaction allows us to maximize shareholder value by deploying proceeds from the sale through multiple avenues, including returning capital to shareholders, reducing debt, and improving our competitive position through increased capital investment in our premier E&P assets,” commented Chuck Stanley, Chairman, President and CEO of QEP Resources.

“Post-closing, QEP will emerge as a more competitive and financially strong independent E&P company with assets in two of North America’s most prolific crude oil provinces, the Williston and Permian Basins, and low-cost, high quality natural gas properties in the Rocky Mountains and in northwest Louisiana. The sale of our midstream business is a significant milestone in the strategic repositioning of our company, as we believe QEP will be better positioned to deliver continued growth in production and Adjusted EBITDA in 2015 and beyond.

“We also expect this transaction will provide expanded opportunities for our talented midstream employees, to whom I want to express my sincere appreciation for their outstanding work and extraordinary dedication to building QEP’s midstream business over the past two decades.”

The transaction is subject to customary closing conditions and regulatory approvals, and is expected to close before year-end 2014.

Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as financial advisors to QEP and Latham & Watkins LLP and Wachtell, Lipton, Rosen and Katz are serving as legal advisors.

About QEP Resources

QEP Resources, Inc. (NYSE:QEP) is a leading independent natural gas and crude oil exploration and production company focused in two major regions: the Northern Region (primarily the Rockies and the Williston Basin) and the Southern Region (primarily Texas and Louisiana) of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas. QEP Resources is the majority owner of QEP Midstream Partners, LP (NYSE:QEPM) and owns 100% of the partnership’s general partner. For more information, visit QEP Resources' website at: www.qepres.com.

Safe Harbor Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding QEP’s ability to complete the sale of its midstream business, including its interest in QEPM, the return of capital to QEP’s stockholders and the expected growth in production and EBITDA. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including global geopolitical and macroeconomic factors, acts of terrorism, and the other risks discussed in QEP’s filings with the Securities and Exchange Commission, including the Risk Factors section of QEP’s Annual Report on Form 10-K for the year ended December 31, 2013. QEP undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Contact

Investors:
Greg Bensen
William Kent
303-405-6665

Media:
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303-672-6999